For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1228120

Ministry of Consumer and Business Services
CERTIFICATE
This is to certify that these articles are effective on

Ministère des Services aux consommateurs et aux entreprises
CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

OCTOBER 1 2 OCTOBRE, 2006

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

NOBLE HOUSE ENTERTAINMENT INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

LIVE REEL MEDIA CORPORATION

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1997-03-18
(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number (or minimum and maximum number) of directors is/are:
Nombre (ou nombres minimal et maximal) d'administrateurs :

number / nombre	or / ou	minimum / *minimal*	and / et	maximum / *maximal*

5. The articles of the corporation are amended as follow:
Les statuts de la société sont modifiés de la façon suivante :

The corporate name be changed from "Noble House Entertainment Inc." to "Live Reel Media Corporation".

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2006/10/04

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

NOBLE HOUSE ENTERTAINMENT INC.

(Name of Corporation)
(Dénomination sociale de la société)

(If the name is to be changed by these articles set out current name)
(Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :

(Signature)
(Signature)

SECRETARY

(Description of Office)
(Fonction)